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               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

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                                   HEI, Inc.
               (Name of Registrant as Specified In Its Charter)

                             FANT INDUSTRIES INC.
                  (Name of Person(s) Filing Proxy Statement)

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                             FANT INDUSTRIES INC.
                             2154 Highland Avenue
                           Birmingham, Alabama 35205
                             Phone: (205) 933-1030

For further information contact:

Anthony J. Fant
(205) 933-1030

Richard Grubaugh
Beacon Hill Partners, Inc.
(212) 843-8500

FOR IMMEDIATE RELEASE

FANT ANNOUNCES AGGRESSIVE PLAN TO REFORM HEI STOCK COMPENSATION

NEW YORK, NEW YORK - June 9, 1998 - Fant Industries Inc., which is seeking control of HEI, Inc. (Nasdaq: HEII) of Victoria, Minnesota., has announced an aggressive, highly incentive-based plan for director stock compensation in which no director stock options will be exercisable unless and until HEI's stock price reaches $25.00 per share. HEI's stock closed yesterday at $5 3/4 per share. Fant Industries is controlled by Anthony J. Fant, who is HEI's largest shareholder with 18% of its outstanding shares.

"This is how an incentive plan should work," said Mr. Fant, "and it will be our first action when we gain control of the Board. No longer will HEI directors be able to reward themselves in the face of poor operating performance and poor shareholder return. Under our plan, directors will be rewarded if, and only if, the shareholders have been rewarded first."

Under Mr. Fant's plan, each director will be granted stock options exercisable at the current stock price, BUT NONE OF THESE OPTIONS WILL BE EXERCISABLE UNLESS AND UNTIL HEI'S STOCK PRICE REACHES $25.00 PER SHARE WITHIN 5 YEARS.

The Fant Group has previously stated its commitment to reforming the Company's existing director stock compensation system, which has rewarded the current Board and senior management in the face of poor operating results and stock market performance, including the decline of the stock price from a high of $12 3/8 to a low of 4 1/8 during 1997.

A special meeting of shareholders is scheduled for August 4, 1998 to allow the shareholders directly to remove obstacles to Fant's $8.00 per share cash tender offer. Among other things, HEI shareholders will vote on replacing the current directors (other than Eugene Courtney) with Fant's slate. Holders of record as of June 9, 1998 will be eligible to vote.

Mr. Fant and Fant Industries Inc. mailed on April 23, 1998, a proxy statement and related materials to HEI's shareholders to solicit proxies to be used at this special meeting. The proxy solicitation was preceded by an $8.00 per share cash tender offer commenced by Fant Industries on March 10, 1998 to buy an additional 11.5% of the Common Stock of HEI.

Fant Industries has retained Beacon Hill Partners, Inc. for solicitation and advisory services.